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                                                                 (EXHIBIT 10R)

                                Misonix, Inc.
                               1938 New Highway
                         Farmingdale, New York 11735

                                                                  July   , 1996

Mr. Peter Gerstheimer
6 Farm Hollow Court
East Northport, NY 11731

                  Re:      Severance

Dear Peter:

         We refer to a previous letter between us dated March 30, 1995, dealing with severance, which letter is to be superseded in its entirety by this letter.

         This letter confirms that, for good and value consideration, the receipt and sufficiency of which is hereby acknowledged, Misonix, Inc. (the "Company") hereby agrees that:

         1. If your employment by the Company is terminated for any reason whatsoever, the Company will pay to you upon such termination a lump sum amount equal to your base salary for six months prior to such termination.

         2. This letter agreement does not confer upon you any right to continued employment except as may otherwise be agreed between you and the Company.

         If this letter is acceptable to you, please sign where indicated below.

                                                       Sincerely,


                                                       MISONIX, INC.

                                               by:
                                                       ------------------------
                                                       Joseph Librizzi
                                                       President

Accepted and agreed to as of
the date first above written:


----------------------------
Peter Gerstheimer